Exhibit 99.1

Potlatch Corporation
601 W. First Ave., Suite 1600
Spokane, WA 99201
509.835.1500 www.potlatchcorp.com

News Release

For immediate release:

Contact:	(Investors)	(Media)
	Eric Cremers	Eric Cremers
	509.835.1521	509.835.1521

POTLATCH REPORTS FIRST QUARTER 2010 RESULTS

SPOKANE, Wash — April 27, 2010 — Potlatch Corporation (NYSE:PCH) today reported financial results for the first quarter ended March 31, 2010.

“The year is off to a good start and we are seeing positive developments in both our Resource and Wood Products segments” said Michael Covey, chairman, president and chief executive officer of Potlatch Corporation. “Our Wood Products segment had quarterly operating income for the first time since the third quarter of 2008, as lumber prices and sales volumes both increased more than 25 percent in the first quarter of 2010 over the same period in 2009. In our Resource segment, the volume of sawlogs sold increased over the first quarter of last year. Furthermore, the price increases we are seeing in our Wood Products business have begun to roll over into log prices, so we expect continued improvement from our Resource business. Our Real Estate segment had another solid quarter, completing 31 land sales transactions that produced $3.4 million of revenues. In total, we generated $18.8 million of EBITDDA ¹ in the first quarter of 2010, which is a 44 percent increase over the fourth quarter of 2009,” concluded Mr. Covey.

Q1 2010 FINANCIAL SUMMARY

•	Earnings from continuing operations for the quarter were $1.4 million, or $0.03 per diluted common share, compared to $28.8 million, or $0.72 per diluted common share for Q1 2009.

•	Q1 2010 earnings included a $3.0 million after-tax charge, or $0.07 per share, related to the recently passed health care reform legislation.

•	The Q1 2009 earnings included the sale of 24,500 acres in Arkansas, which generated $43.3 million in revenues and $29.7 million in after-tax earnings.

•	Net earnings for the quarter, including discontinued operations, were $1.2 million, or $0.03 per diluted common share, compared to $24.8 million, or $0.62 per diluted common share for Q1 2009.

•	Discontinued operations for both periods included expenses related to the spin-off of the Clearwater Paper operations and the closure of our Prescott, Arkansas lumber mill.

•	Q1 2009 discontinued operations results also included a pre-tax charge of $5.75 million for a legal settlement related to the sale of our oriented strand board manufacturing facilities in 2004.

•	Cash provided by operating activities from continuing operations was $11.9 million for Q1 2010 compared to $41.6 million for Q1 2009.

Q1 2010 BUSINESS PERFORMANCE

Resource

•	Operating income for the segment was $9.9 million, compared to $11.0 million in Q4 2009 and $10.8 million in Q1 2009.

Southern Region

•	Sawlog sales volumes increased 12 percent in Q1 2010 over Q1 2009, but prices were 6 percent lower between the same periods. Sawlog prices in Q1 2010 were up 3 percent over Q4 2009.

•	Pulpwood sales volumes decreased 28 percent in Q1 2010 from Q1 2009, while prices increased 2 percent between the same periods. Pulpwood prices in Q1 2010 were up 11 percent over Q4 2009.

•

In Q1 2009, excellent logging conditions and stable demand from customers allowed us to accelerate harvesting planned for later in the year, before lower demand and our planned harvest deferral began in Q2 2009. Consequently, fee harvest volumes were 8% lower in Q1 2010 compared to Q1 2009.

Northern Region

•

Sawlog sales volumes increased slightly in Q1 2010 over Q1 2009, but were 17 percent lower than Q4 2009 due to the effect of spring breakup. Sawlog prices increased 1 percent in Q1 2010 over Q1 2009 and decreased 3 percent from Q4 2009 due to lower cedar demand. However, excluding the price of cedar and the effect of its product mix, sawlog prices in Q1 2010 increased 5 percent over both Q1 2009 and Q4 2009.

•

Pulpwood prices were 4 percent lower in Q1 2010 compared to Q1 2009 and pulpwood sales volumes decreased 24 percent in Q1 2010 from Q1 2009. Pulpwood demand in the Lake States region remains fairly stable, but the pulpwood market in Idaho is weak as a result of other companies’ closures of pulp manufacturing facilities in the region.

Real Estate

•	Operating income for the segment was $1.9 million in Q1 2010 compared to $41.5 million in Q1 2009, due to a large land sale in Arkansas in January 2009.

•

In Q1 2010, we sold 2,435 rural recreational acres of land for approximately $3.1 million, or an average price of approximately $1,266 per acre. Other land sales in Q1 2010 included 192 acres of HBU property at an average price of $1,902 per acre.

•	In Q1 2009, we sold approximately 24,500 acres of non-strategic timberlands in Arkansas for approximately $43.3 million, or $1,760 per acre.

Wood Products

•	The segment reported operating income of $5.2 million for Q1 2010 compared to an operating loss of $4.8 million in Q4 2009 and an operating loss of $11.2 million for Q1 2009.

•	Lumber shipments in Q1 2010 increased 8 percent and 28 percent over Q4 2009 and Q1 2009, respectively.

•	Lumber prices in Q1 2010 increased 19 percent and 26 percent over Q4 2009 and Q1 2009, respectively.

•	Wood Products operating income in Q1 2010 was the highest the company has reported in a quarter since Q4 2006.

Dividend Distribution

During the first quarter, Potlatch paid a regular quarterly cash distribution on the company’s common stock of $0.51 per share.

Health Care Reform Legislation

The Patient Protection and Affordable Care Act as amended by the Health Care and Reconciliation Act of 2010, enacted in March 2010, included a change in the deductibility of drug expenses reimbursed under the Medicare Part D retiree drug subsidy program beginning after 2012. As a result of this legislation, deferred taxes associated with our retiree health care liabilities based on prior law were required to be adjusted, resulting in a net charge to earnings in Q1 2010 of approximately $3.0 million.

OUTLOOK

“Looking ahead, we are optimistic based on our results for the first quarter and what we have experienced to-date in the second quarter. Demand for logs is improving in all regions, and prices look even better for the second quarter than they were in the first quarter. We expect our 2010 harvest to be approximately 4.0 to 4.4 million tons, above the 3.8 million tons we harvested in 2009. If the current improvements continue, our 2010 harvest may be at the upper end of the range, or potentially even higher. In our Wood Products business, we expect the cost-cutting measures made in 2009, combined with the strong price improvements and increased demand we have experienced in 2010, to continue to result in positive earnings in the second quarter. Regarding our Real Estate segment, demand and interest in non-strategic timberlands and rural recreational real estate continues to be relatively stable, although the demand for HBU lands remains relatively soft,” concluded Mr. Covey.

¹	EBITDDA is a non-GAAP measure defined and reconciled to GAAP in the attached financial schedules.

CONFERENCE CALL INFORMATION

A live webcast and conference call will be held today, April 27, 2010, at 8 a.m. Pacific time (11 a.m. Eastern). Those interested may access the webcast at http://ir.potlatchcorp.com and conference call by dialing 866-393-8403 for U.S./Canada and 706-679-7929 for international callers. Participants will be asked to provide conference I.D. number 62270036. Supplemental materials that we will discuss during the call are available on our website.

For those unable to participate in the call, an archived recording will be available through the Potlatch Corporation Web site at http://ir.potlatchcorp.com for approximately one year following the conference call. A telephone replay of the conference call will be available until May 4, 2010, by calling 800-642-1687 for U.S./Canada or 706-645-9291 for international callers and entering passcode number 62270036.

ABOUT POTLATCH

Potlatch is a Real Estate Investment Trust (REIT) with approximately 1.6 million acres of timberland in Arkansas, Idaho, Minnesota and Wisconsin. Potlatch, a verified forest practices leader, is committed to providing superior returns to stockholders through long-term stewardship of its forest resources. The company also conducts a land sales and development business and operates wood products manufacturing facilities through its taxable REIT subsidiary.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended, including without limitation, statements about our expectations regarding future company performance, direction of markets, developments and improvements in our Resource and Wood Products segments, demand and price levels for logs, our 2010 harvest levels, the future effects on earnings resulting from previous cost-cutting measures combined with price improvements and increased demand for wood products, and the demand and interest in non-strategic timberlands and rural recreational real estate and HBU lands. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in timberland values; changes in timber harvest levels on the company’s lands; changes in timber prices; changes in policy regarding governmental timber sales; changes in the United States and international economies; changes in the level of construction activity; changes in tariffs, quotas and trade agreements involving wood products; changes in demand for our products; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; changes in raw material and other costs; the ability to satisfy complex rules in order to remain qualified as a REIT; changes in tax laws that could reduce the benefits associated with REIT status; and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements.

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Potlatch Corporation and Consolidated Subsidiaries

Condensed Statements of Operations

Unaudited (Dollars in thousands - except per-share amounts)

	Three Months Ended March 31,
	2010	2009
Revenues	$105,418	$129,593

Costs and expenses:
Cost of goods sold	85,494	84,071
Selling, general and administrative expenses	8,445	9,611

	93,939	93,682

Earnings from continuing operations before interest and taxes	11,479	35,911
Interest expense, net	(7,088)	(4,804)

Earnings from continuing operations before taxes	4,391	31,107
Income tax provision	(3,007)	(2,336)

Earnings from continuing operations	1,384	28,771

Discontinued operations:
Loss from discontinued operations	(304)	(6,554)
Income tax benefit	115	2,603

	(189)	(3,951)

Net earnings	$1,195	$24,820

Earnings per common share from continuing operations
Basic	$0.03	$0.72
Diluted	0.03	0.72
Loss per common share from discontinued operations
Basic	$—	$(0.10)
Diluted	—	(0.10)
Net earnings per common share:
Basic	$0.03	$0.62
Diluted	0.03	0.62
Average shares outstanding (in thousands):
Basic	39,887	39,742
Diluted	40,100	39,848

Certain 2009 amounts have been reclassified to conform to the 2010 presentation.

Potlatch Corporation and Consolidated Subsidiaries

Condensed Balance Sheets

Unaudited (Dollars in thousands - except per-share amounts)

	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash	$2,377	$1,532
Short-term investments	40,345	53,506
Receivables, net	22,497	18,161
Inventories	29,937	33,398
Other assets	15,279	15,101

Total current assets	110,435	121,698

Land, other than timberlands	3,491	3,491
Plant and equipment, at cost less accumulated depreciation	69,910	72,348
Timber, timberlands and related logging facilities, net	530,944	533,173
Deferred tax assets	66,549	64,873
Other assets	28,108	27,982

	$809,437	$823,565

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments on long-term debt	$5,011	$11
Accounts payable and accrued liabilities	60,063	58,462

Total current liabilities	65,074	58,473

Long-term debt	363,493	368,420
Liability for pensions and other postretirement employee benefits	145,511	149,398
Other long-term obligations	18,458	17,484
Stockholders’ equity	216,901	229,790

	$809,437	$823,565

Stockholders’ equity per common share	$5.43	$5.77
Working capital	$45,361	$63,225
Current ratio	1.7:1	2.1:1

Potlatch Corporation and Consolidated Subsidiaries

Condensed Statements of Cash Flows

Unaudited (Dollars in thousands)

	Three Months Ended March 31,
	2010	2009
Cash Flows From Continuing Operations
Net earnings	$1,195	$24,820
Adjustments to reconcile net earnings to net operating cash flows from continuing operations:
Loss from discontinued operations	189	3,951
Depreciation, depletion and amortization	7,138	6,612
Proceeds from sales deposited with a like-kind exchange intermediary	—	(2,030)
Basis of real estate sold	568	5,148
Change in deferred taxes	3,621	(9,219)
Gain on disposition of plant and equipment	(686)	—
Other	(667)	(395)
Working capital changes	587	12,713

Net cash provided by operating activities from continuing operations	11,945	41,600

Cash Flows From Investing
Change in short-term investments	13,161	15,549
Additions to plant and properties	(2,554)	(2,462)
Proceeds from disposition of plant and equipment	1,700	—
Other, net	(629)	(532)

Net cash provided by investing activities from continuing operations	11,678	12,555

Cash Flows From Financing
Change in book overdrafts	(818)	576
Decrease in notes payable	—	(33,100)
Issuance of common stock	838	48
Change in long-term debt	73	(391)
Distributions to common stockholders	(20,366)	(20,269)
Employee tax withholdings on vested performance share awards	(1,967)	—
Other, net	(77)	(53)

Net cash used for financing activities from continuing operations	(22,317)	(53,189)

Cash flows provided by continuing operations	1,306	966
Cash flows from discontinued operations:
Operating cash flows	(461)	(734)

Increase in cash	845	232
Cash at beginning of period	1,532	885

Cash at end of period	$2,377	$1,117

Potlatch Corporation and Consolidated Subsidiaries

Highlights

Unaudited (Dollars in thousands - except per-share amounts)

	Three Months Ended March 31,
	2010	2009
Cash distributions per common share	$0.51	$0.51

Segment Information Unaudited (Dollars in thousands)

	Three Months Ended March 31,
	2010	2009
Revenues
Resource	$44,813	$47,206
Real Estate	3,447	48,036
Wood Products	67,769	44,829

	116,029	140,071
Intersegment revenues	(10,611)	(10,478)

Total consolidated revenues	$105,418	$129,593

Operating income (loss)
Resource	$9,921	$10,846
Real Estate	1,898	41,512
Wood Products	5,228	(11,183)
Eliminations and adjustments	437	751

	17,484	41,926
Corporate	(13,093)	(10,819)

Earnings from continuing operations before taxes	$4,391	$31,107

Potlatch Corporation and Consolidated Subsidiaries

Earnings before interest, taxes, depreciation, depletion and amortization, and basis of real estate sold (EBITDDA)

Unaudited (Dollars in thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2010	2009	2009
GAAP net earnings	$1,195	$24,820	$2,903
Interest expense, net of interest income	6,706	4,804	6,014
Income tax provision (benefit)	3,007	2,336	(4,711)
Depreciation, depletion and amortization from continuing operations	7,138	6,612	7,809
Basis of real estate sold	568	5,148	966
Loss from discontinued operations, net of tax	189	3,951	43

Earnings before interest, taxes, depreciation, depletion and amortization, and basis of real estate sold*	$18,803	$47,671	$13,024

*	EBITDDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net earnings. EBITDDA, as we define it, is earnings from continuing operations adjusted for net interest expense, provision/benefit for income taxes, depreciation, depletion and amortization from continuing operations and the basis of real estate sold. It should not be considered as an alternative to net earnings computed under GAAP.